UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          SCHEDULE PRE 14C INFORMATION

                                 (Rule 14c-101)

  Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934

Check the appropriate box:
[x]        Preliminary Information Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ]        Definitive Information Statement

                              TAYLOR MADISON CORP.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]        No fee required
[ ]        Fee computed on table below per Exchange Act Rules l4c-5(g) and 0-11


          (1) Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[ ]       Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                        PRELIMINARY INFORMATION STATEMENT
                               DATED: JULY 7, 2005

                              TAYLOR MADISON CORP.
                               5422 CARRIER DRIVE
                                    SUITE 306
                             ORLANDO, FLORIDA 32819
                                 (407) 354-1222

                              INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is furnished by the Board of Directors of Taylor Madison Corp. (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on August 8, 2005 at 2:00 p.m. at 5422 Carrier Drive, Suite 306, Orlando, Florida 32819. This special meeting of the stockholders of the Company is not in lieu of the Company's annual meeting.

     The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on July 18, 2005 (the "Record Date"). This Information Statement will be first mailed on or about July 19, 2005 to stockholders of record at the close of business on the Record Date. As of July 18, 2005, 30,911,405 shares of the Company's common stock, par value $.001 (the "Common Stock"), were outstanding, 4,256,860 shares of the Company's Series A preferred stock, par value $.001 (the "Series A Preferred Stock"), were outstanding, and 2,258,306 shares of the Company's Series B preferred stock, par value $.001 (the "Series B Preferred Stock"), were outstanding. The holders of all outstanding shares of Common Stock are entitled to one vote per share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. The holders of all outstanding shares of Series B Preferred Stock are entitled to twelve votes per share of Series B Preferred Stock registered in their names on the books of the Company at the close of business on the Record Date. The holders of all outstanding shares of Series A Preferred Stock are entitled to vote with the Common Stock on an as-converted basis for each share of Series A Preferred Stock registered in their names on the books of the Company at the close of business on the Record Date. Each share of Series A Preferred Stock converts into shares of Common Stock at $.60 per share. For example, 60 shares of Series A Preferred Stock would entitle the holder thereof to 100 votes. The presence, in person or by proxy, at the meeting of the holders of one-third (1/3) of the shares entitled to vote shall constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the meeting other than those referred to in this Information Statement.

     ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JULY 18, 2005 ARE ENTITLED TO NOTICE OF THE PROPOSALS. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

                       BY ORDER OF THE BOARD OF DIRECTORS


/S/ DONALD SPROAT
-----------------
DONALD SPROAT
PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
ORLANDO, FLORIDA
JULY 7, 2005

                        PRELIMINARY INFORMATION STATEMENT
                               DATED: JULY 7, 2005
                              TAYLOR MADISON CORP.
                               5422 CARRIER DRIVE
                                    SUITE 306
                             ORLANDO, FLORIDA 32819
                                 (407) 354-1222

                              INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement contains information related to certain corporate actions of Taylor Madison Corp., a Florida corporation (the "Company"), and is expected to be mailed to shareholders on or about July 19, 2005.

                         ABOUT THE INFORMATION STATEMENT

WHAT  IS  THE  PURPOSE  OF  THE  INFORMATION  STATEMENT?

     This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders, as of the close of business on the Record Date, of corporate action expected to be taken at the Company's special meeting of shareholders. Shareholders holding in excess of fifty percent (50%) of the Company's outstanding capital stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place at the meeting on August 8, 2005.

     Notice is hereby given that the Special Meeting of Stockholders of Taylor Madison Corp., a Florida corporation, will be held at the Company's offices, located at 5422 Carrier Drive, Suite 306, Orlando, Florida 32819, on August 8, 2005 at 2:00 p.m., Eastern Daylight Savings Time, for the following purposes:

     1. To elect each of James Tolan, Michael Vosch, Jon C. Stemples, and Warren D. Stowell as directors to serve until the next Annual Meeting of the Company, until their successors are elected and qualified, or until their earlier resignation, removal from office or death(1);

     2. To approve a 1:31 reverse stock split of the issued and outstanding common stock of the Company;

     3. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock, par value $.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares;

     4. To approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Telzuit Medical Technologies, Inc.; and

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

---------------------------------
(1) Mr. Don Sproat was elected on or about May 6, 2005 to serve as a director to fill the vacancy created by Mr. Michael Wellikoff's resignation. Mr. Sproat will hold his position as a director until the next annual meeting of the shareholders and until his respective successor is elected and qualified or until his earlier resignation, removal from office or death.

WHO  IS  ENTITLED  TO  NOTICE?

     Each holder of an outstanding share of common or preferred stock of record on the close of business on the Record Date, July 18, 2005, will be entitled to notice of each matter to be voted upon.


WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

     Shareholders holding a majority of the outstanding capital stock have indicated that they will vote for the following matters:

     FOR the election of each of James Tolan, Michael Vosch, Jon C. Stemples, and Warren D. Stowell to serve as a director of Taylor Madison Corp. until the next Annual Meeting, until their successors are duly elected and qualified, or until their earlier resignation, removal from office or death;

     FOR the 1:31 reverse stock split of the issued and outstanding common stock of the Company;

     FOR amending the Articles of Incorporation to increase the authorized common stock, par value $.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares of common stock;

     FOR amending the Articles of Incorporation to change the name of the Company to Telzuit Medical Technologies, Inc.;


WHAT  VOTE  IS  REQUIRED  TO  APPROVE  THE  PROPOSAL?

     ELECTION OF JAMES TOLAN, MICHAEL VOSCH, JON C. STEMPLES, AND WARREN D. STOWELL. The election of Messrs. Tolan, Vosch, Stemples, and Stowell will require the affirmative vote of a majority of the shares of capital stock outstanding on the Record Date. Directors are required to be elected by a majority of the votes cast. Shareholders holding in excess of 38,675,985 of shares have indicated that they will vote for the election of Messrs. Tolan, Vosch, Stemples, and Stowell as directors.

     1:31 REVERSE STOCK SPLIT OF ISSUED AND OUTSTANDING COMMON STOCK. For approval of the 1:31 reverse stock split, the affirmative vote of a majority of the shares of capital stock outstanding on the Record Date will be required for approval. Shareholders holding in excess of 38,675,985 shares have indicated that they will vote for ratification of the 1:31 reverse stock split.

     INCREASE AUTHORIZED SHARES OF COMMON STOCK. For approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 50,000,000 shares to 100,000,000 shares, the affirmative vote of a majority of the shares of capital stock outstanding on the Record Date will be required for approval. Shareholders holding in excess of 38,675,985 shares have indicated that they will vote for the approval of the amendment.

     CHANGE THE NAME OF THE COMPANY. For approval of an amendment to the Company's Articles of Incorporation to change the name of the Company to Telzuit Medical Technologies, Inc., the affirmative vote of a majority of the shares of capital stock outstanding on the Record Date will be required for approval. Shareholders holding in excess of 38,675,985 shares have indicated that they will vote for the amendment.


                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     There are currently 3 seats on the Board of Directors, one of which is currently vacant. The Board is currently divided into three classes of directors, each class serving staggered three-year terms. Directors hold their positions until the annual meeting of the shareholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death.

     Five directors are to be elected to serve until the next annual meeting of the shareholders and until their successors are elected and qualified. The Board of Directors has nominated Jim Tolan, Michael Vosch, Jon C. Stemples, and Warren D. Stowell to serve as directors (the "Nominees"). Mr. Tolan is currently serving as Senior Vice President of Business Development of the Company. Mr. Vosch is currently serving as Senior Vice President of Product Development of the Company. The Board of Directors has no reason to believe that the Nominees will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting in the year in which the term expires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.


                                   MANAGEMENT

The following table sets forth the names and ages of the officers, directors and director Nominees of the Company and the positions they hold.



NAME                       AGE  POSITION
----                       ---  --------------------------------

Don Sproat                 49  President, Chief Executive Officer and Chief Financial
                               Officer; Current Class I Director(2)
                               (term expiring in 2008)

Lucien Lallouz             61  Current Class III Director(3) and Former Chief Executive
                               Officer (term expiring in 2006)

James Tolan                37  Senior Vice President of Business Development and
                               Corporate Secretary; Nominee for Class I Director
                               (term expiring in 2008)

Michael Vosch              47  Senior Vice President of Product Development; Nominee
                               For Class II Director (term expiring in 2007)

Jon C. Stemples            63  Nominee for Class III Director (term expiring in 2006)

Warren D. Stowell          51  Nominee for Class III Director (term expiring in 2006)



(2) Mr. Don Sproat was elected on or about May 6, 2005 to serve as a director by the remaining directors to fill the vacancy created by Mr. Michael Wellikoff's resignation. Mr. Sproat will hold his position as a director until the annual meeting of the shareholders in the year in which his term expires and until his respective successor is elected and qualified or until his earlier resignation, removal from office or death.

(3) Mr. Lallouz has indicated that he wishes to resign as a director effective as of the date of the Special Meeting of the shareholders of the Company.

DUTIES, RESPONSIBILITIES AND EXPERIENCE

DON SPROAT has served as a director since May 2005. He has over seventeen years of experience as a CFO/CEO, coupled with three years of public accounting. In addition, he has over five years of experience in direct sales and marketing, and has managed a field force of approximately 100 sales and service professionals. During his tenure with companies as the top financial person, he often directed large operational segments of the business. He has worked primarily with companies in the $35 to $50 million revenue per year range. Mr. Sproat is a CPA and has an MBA from Stetson University.

LUCIEN LALLOUZ has served as a director since May 2003. He served as the Company's President and interim Chief Executive Officer from May 2003 until May 2005. Prior to that, he served as the Company's Senior Vice President from June 1999 to June 2000. From June 2001 until April 2003, Mr. Lallouz was Senior Vice President of Business Development for ECOMV, the parent company of Perfumania.com. He has been involved in the fragrance and cosmetics industry for more than thirty (30) years. He has created consumer products for major brands worldwide. From 1988 to 1992, he served as President and Chief Executive Officer of Creative Fragrances, Inc., a Canadian Company that created and marketed worldwide celebrity fragrances.

JAMES TOLAN is Senior Vice President of Business Development. He has served in that capacity since May 2005. He started his career as a linguist/analyst for the United States Government. Following this, he worked extensively in Western and Eastern Europe in sales and marketing. He was Director of Sales for Halifax Properties for Eastern Europe until 1994. Upon returning to the United States, he became a licensed securities broker, managing assets at International Assets Advisory Corp., First Union Securities, and Park Financial Group. He holds series 7, 65 and 63 NASD licenses, although they currently are inactive. Mr. Tolan holds a bachelors degree from the University of Maryland.

MICHAEL VOSCH is Senior Vice President of Product Development. He has served in that capacity since May 2005. Mr. Vosch has seventeen (17) years of experience in the IT industry. His areas of expertise are in wireless and satellite networks, as well as engineering and nursing. He has seven (7) years of experience designing network systems for physicians. Mr. Vosch designed the Company's first product, the Bio-Patch, and is a co-inventor of that product.

JON C. STEMPLES has thirty-five (35) years of experience in the semiconductor industry, having served at Agere Systems, Lucent Microelectronics, Ortel Corporation, Level One Communications, Linear Technology and National Semiconductor as Director of Marketing; Area, Regional and District Sales Manager; Product Marketing Manager and Field Applications Engineer. His technical expertise ranges from communications chips to data acquisition to microprocessors. Mr. Stemples holds a B.S.E.E. from the University of Miami.

WARREN D. STOWELL previously served as President and Chief Executive Officer of Care Florida, Inc., a privately-owned HMO that was purchased by Foundation Health. Prior to that, Mr. Stowell served as President and Chief Executive Officer of Health Insurance Plan (HIP) of Florida, a not-for-profit HMO, from 1988 to 1991. From 1983 to 1988, he was responsible for the operations of five
HMOs in Ohio as the President and Chief Executive Officer of Health America Corporation of Ohio. Mr. Stowell was also the Chief Financial Officer/Operating Officer of Comprehensive Care Centers, Inc., from 1978 to 1983.


SIGNIFICANT  EMPLOYEES

     Other than the executive officers referenced above, the Company does not have any "significant employees."


FAMILY  RELATIONSHIPS

     There are no family relationships between any of our directors and executive officers.

INVOLVEMENT  IN  LEGAL  PROCEEDINGS

     To the best of our knowledge, during the past five years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     To the best of our knowledge, there is no material proceeding to which any director, officer or affiliate of the issuer, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

                              CORPORATE GOVERNANCE

BOARD MEETINGS

     Directors are expected to attend the Company's Annual Shareholders' Meeting, and all or substantially all Board meetings and meeting of the committees, if any, on which they serve. Occasionally, unforeseen circumstances may prevent a director from attending.

     The Board of Directors held 3 meetings during the last full fiscal year. During 2004, each incumbent director attended at least 75% of the meetings of the Board of Directors and of each committee of which he was a member. The Chairman and other Board members periodically communicate with one another during the year regarding Company business in between meetings.


COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     The Company does not currently have a standing Audit Committee. The Company feels that it is appropriate not to have a standing Audit Committee due to the size of the Company. Once the size of the Board is increased, it is anticipated that the Board of Directors will establish an Audit Committee and elect members of the Board of Directors to serve on such Audit Committee. In addition, it is anticipated that such newly established Audit Committee would adopt a written charter.

     The Company does not have a formal Compensation Committee. The Board of Directors, acting as a Compensation Committee, meets to discuss and deliberate on issues surrounding the terms and conditions of executive officer compensation, including base salaries, bonuses, awards of stock options and reimbursement of certain business related costs and expenses.

     The Company does not currently have a standing Nominating Committee. The Company feels that it is appropriate not to have a standing Nominating Committee due to the size of the Company. Currently, the Board of Directors, as a whole, recommends candidates who will be nominated as management's slate of directors at each annual or special meeting of the shareholders. In connection with selecting candidates for nomination to the Board of Directors, including any nominees recommended by security holders, the Board of Directors (1) reviews compliance by security holders with the Company's nominating procedures contained in the Bylaws; (2) reviews information assembled for the purpose of selecting candidates for nomination to membership on the Board of Directors, taking into account the skills and characteristics reflected in the then-current Board members and identifies any particular qualifications necessary to augment the skills, expertise and experience represented on the Board; and (3) following appropriate investigation, ascertains the willingness of selected candidates to serve and extends invitations to become candidates.

     In identifying candidates for membership on the Board of Directors, the Board takes into consideration all of the factors that it considers appropriate, which may include diversity, knowledge of the Company's business and other related industries, skills, and experience of the nominee in the context of the needs of the Board as a whole. Nominees are selected who have the highest personal and professional integrity, as well as demonstrated abilities, and whom the Board believes will best serve the long-term interests of the stockholders. The Board considers recommendations from stockholders, directors and officers, in light of upcoming elections and actual or expected Board vacancies. All candidates, including those recommended by shareholders, are evaluated using the same criteria. The Board of Directors has not adopted a written charter for a Nominating Committee.

     The Board has determined that none of the current members of the Board of Directors are independent within the meaning of the listing standards of NASDAQ.


SHAREHOLDER  COMMUNICATION  WITH  THE  BOARD

     Shareholders and other parties interested in communicating with any director may do so in care of the Company's Corporate Secretary by phone or written correspondence pursuant to the contact information contained in this Information Statement. The Corporate Secretary shall review all correspondence and shall regularly forward all correspondence to the designated board member or, in the case of correspondence directed to the Board as a group, to the Chairman of the Board (except that the Corporate Secretary will not forward commercial correspondence or duplicative correspondence, except that copies will be maintained of all such correspondence). A written log of all correspondence will be maintained by the Corporate Secretary. All correspondence from the shareholders relating to accounting, internal controls, or auditing matters will be forwarded to appropriate parties in accordance with procedures developed by the Board with respect to such matters.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Based solely on a review of the forms, reports, and certificates filed with the Company by such persons, all
Section 16(a) filing requirements were complied with by such persons during the last fiscal year, except (a) each of Lucian Lallouz and Michael B. Wellikoff failed to timely file a Form 4 in connection with the granting of an irrevocable proxy to Telzuit Technologies, LLC, and (b) each of Michael J. Vosch, James P. Tolan, and Don Sproat failed to timely file a Form 3 in connection with the Telzuit Technologies, LLC's acquisition of Series B Preferred Stock. In each instance, each Form 3 or Form 4, as applicable, has since been filed.


CHANGE  IN  CONTROL  OF  COMPANY

     On May 6, 2005, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement) with Telzuit Technologies, LLC, a Florida limited liability company, Telzuit Technologies, Inc., a Florida corporation, Michael J. Vosch, James P. Tolan, Don Sproat, and Chris Phillips, as authorized representative for certain investors. Pursuant to the Share Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of Telzuit Technologies, Inc. in exchange for 2,207,723 shares of the Company's newly created Series B Preferred Stock (the "Telzuit Acquisition"). The Telzuit Acquisition closed on May 6, 2005.

     Each share of Series B Preferred Stock converts into, and votes as, 12 shares of Common Stock. In addition, on May 6, 2005, Lucien Lallouz granted an irrevocable proxy to Telzuit Technologies, LLC to vote 8,350,000 shares of Common Stock of the Company, and Michael B. Wellikoff granted an irrevocable proxy to Telzuit Technologies, LLC to vote 3,478,000 shares of Common Stock of the Company (collectively, the "Proxy Shares"). The 2,207,723 shares of Series B Preferred Stock and the Proxy Shares account for approximately [65]% of the issued and outstanding voting securities of the Company (excluding any additional shares issuable upon outstanding options and warrants convertible into common stock). Pursuant to the Share Exchange Agreement, Telzuit Technologies, LLC acquired control of the Company by delivering all of the issued and outstanding capital stock of Telzuit Technologies, Inc. Control of the Company was acquired from the Company, Lucien Lallouz and Michael B. Wellikoff.

     Upon completion of the Telzuit Acquisition, Michael B. Wellikoff resigned as a director, and Lucien Lallouz and Tim Hart resigned as the officers of the Company. Donald Sproat was elected to serve as President, Chief Executive Officer, and Chief Financial Officer of the Company, James Tolan was elected to serve as Senior Vice President of Business Development of the Company, and Michael Vosch was elected to serve as Senior Vice President of Product Development of the Company. Each of Messrs. Sproat, Tolan, and Vosch are also officers of Telzuit Technologies, LLC. In addition, Mr. Sproat was elected to fill the vacancy on the Board of Directors caused by Mr. Wellikoff's resignation.


EXECUTIVE COMPENSATION

     The following table sets forth information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated with respect to services rendered by such persons.


                                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                                 -------------------                              ----------------------
                                                                            AWARDS         PAYOUTS
                                                                          SECURITIES
NAME AND                                                 OTHER ANNUAL      UNDERLYING        LTIP         ALL OTHER
PRINCIPAL                                       BONUS    COMPENSATION    OPTIONS SARS(1)    PAYOUTS      COMPENSATION
POSITION(2)              YEAR     SALARY         ($)         ($)              (#)             ($)            ($)
---------------------------------------------------------------------------------------------------------------------
Lucien Lallouz,
Chief Executive
Officer and Chief
Operating Officer        2004    $280,000 (2)      -          -                  -              -               -
                         2003    $ 75,000 (3)  $25,970 (4)    -             371,000 (4)         -               -
                         2002         -            -          -                  -              -               -

Michael
Wellikoff,
Interim Chief
Financial Officer        2004    $180,000 (5)      -          -                  -              -               -
                         2003         -            -          -                  -              -               -
                         2002         -            -          -                  -              -               -


(1) See "Option Grants" below for a description of such executive officers' options.
(2)  As of June 30, 2004, $146,700 was accrued.
(3)  $30,000 is deferred.
(4) Received options as an inducement for entering into an employment contract with the Company. Options are exercisable at $.08 per share, which were approximately 114% of the closing trading price of the Company's common stock on April 1, 2003 ($.07). Value of bonus determined by market value of common stock as of April 1, 2003 closing trading price. All options were exercised in 2004.
(5)  As of June 30, 2004, $180,000 was accrued.

OPTION GRANTS

     During the transition period ended June 30, 2003 and effective April 1, 2003, the Company issued options to purchase 371,000 shares of common stock exercisable at $.08 per share (approximately 114% of the closing price of the Company's common stock on April 1, 2003) to Lucien Lallouz, Chief Executive Officer and director, as inducement to serve in those capacities.

     During the transition period ended June 30, 2003 and effective April 1, 2003, the Company issued options to purchase 371,000 shares of common stock exercisable at $.08 per share (approximately 114% of the closing price of the Company's common stock on April 1, 2003) to Michael B. Wellikoff, Chairman, as an inducement to serve in that capacity.

COMPENSATION OF DIRECTORS

     Independent directors receive options to purchase 5,000 shares of common stock per year for their services as directors and are reimbursed for their reasonable expenses for attending Board and Board committee meetings. Directors' compensation is paid at the end of each year. The exercise price of the options which form part of the compensation paid to directors is based on the market vale at the time the options are granted.


EMPLOYMENT CONTRACTS

LUCIEN LALLOUZ, FORMER CHIEF EXECUTIVE OFFICER

     On May 22, 2003, the Company entered into a five-year employment agreement, effective April 1, 2003, with Lucien Lallouz, under which Mr. Lallouz served as Chief Executive Officer of the Company. Under the terms of the agreement, Mr. Lallouz was to receive an annual base salary of $280,000, subject to an annual 10% increase at the discretion of the board of directors. Under the agreement, Mr. Lallouz was entitled to health benefits and coverage, and was entitled to participate in any Company incentive plan. The agreement also entitled Mr. Lallouz to reimbursement for all reasonably incurred business expenses, including travel. Under the agreement, Mr. Lallouz is entitled to six weeks of vacation, including federal holidays. On or about May 6, 2005 Mr. Lallouz resigned as the Chief Executive Officer of the Company. In consideration for cancellation of his employment agreement and satisfaction of certain other debts owing to Mr. Lallouz, all of the issued and outstanding stock of Taylor Madison Holdings, Inc. was transferred to Mr. Lallouz.


DR. MICHAEL WELLIKOFF, FORMER CHAIRMAN AND INTERIM CHIEF FINANCIAL OFFICER

     On September 1, 2003, effective July 1, 2003, the Company entered into a three-year employment agreement with Dr. Michael Wellikoff, under which Dr. Michael Wellikoff served as Chief Financial Officer of the Company. Under the terms of the agreement, Dr. Wellikoff received an annual salary of $180,000, subject to an annual 10% increase at the discretion of the board of directors. Under the agreement, Dr. Wellikoff was entitled to health benefits and coverage, and was entitled to participate in any Company incentive plan. The agreement also entitled Dr. Wellikoff to reimbursement for all reasonably incurred business expenses, including travel. On or about March 31, 2004, Dr. Wellikoff resigned as the Interim Chief Financial Officer. On or about May 6, 2005, Dr. Wellikoff resigned as a Director of the Company. The Company was not required to pay any severance in connection with Dr. Wellikoff's resignations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to the beneficial ownership of our common stock as of July 18, 2005 for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and
(iii)  all  of  our  directors  and  executive  officers  as  a  group.


                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                                NAME AND ADDRESS            AMOUNT AND NATURE OF
TITLE OF CLASS                OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP           PERCENTAGE OF CLASS(3)
------------------------------------------------------------------------------------------------------------------
Common                    Telzuit Technologies, LLC          26,492,676 shares of                    59%(4)
                          5422 Carrier Drive, Suite 306    Common Stock; Derivative
                          Orlando, FL 32819               Security Directly Owned;(1)

                                                             11,828,000 shares of
                                                            Common Stock; Indirect
                                                             Beneficial Ownership(2)
Common                    Don Sproat
                          5422 Carrier Drive, Suite 306
                          Orlando, FL 32819                   Indirect Ownership(5)                 4.9%(5)

Common                    Lucien Lallouz                    16,334,000 shares of                   25.1%(3),(6)
                          2875 NE 191st St.                  Common Stock; Direct
                          Suite 501                                Ownership
                          Aventura, FL 33180

Common                    Michael Vosch                       Indirect Ownership                   14.16%(7)

                          5422 Carrier Drive, Suite 306
                          Orlando, FL 32819

Common                    Jim Tolan                           Indirect Ownership                     3.0%(8)
                          5422 Carrier Drive, Suite 306
                          Orlando, FL 32819

Common                    Warren D. Stowell                   Indirect Ownership                   Less than 1%
                          5422 Carrier Drive, Suite 306
                          Orlando, FL 32819

Common                    Jon C. Stemples                     Indirect Ownership                   Less than 1%
                          5422 Carrier Drive, Suite 306
                          Orlando, FL 32819

Common                    All officers and directors as a     Indirect Ownership                      41.3%
                          group (6 persons)(8)

(1) Telzuit Technologies, LLC, a Florida limited liability company, owns 2,207,723 shares of the Company's Series B Preferred Stock. Upon the occurrence of the Company's proposed 1-for-31 reverse stock-split, each share of Series B Preferred Stock automatically converts into 12 shares of the Company's Common Stock, on a post-reverse stock-split basis. Prior to the conversion each share of Series B Preferred Stock participates in dividends and liquidations and votes in amount equal to 12 shares of Registrant's Common Stock.

(2) Lucien Lallouz granted an irrevocable proxy to Telzuit Technologies, LLC to vote 8,350,000 shares of Common Stock of the Company (the "Lallouz Proxy"), and Michael B. Wellikoff has granted an irrevocable proxy to Telzuit Technologies, LLC to vote 3,478,000 shares of Common Stock of the Company (the "Wellikoff Proxy"). Each of the Lallouz Proxy and the Wellikoff Proxy expire upon conversion of the Series B Preferred Stock into Common Stock.

(3) Applicable percentage of ownership is based on 30,911,405 shares of common stock and 2,258,306 shares of the Company's Series B Preferred Stock outstanding as of July 18, 2005. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 18, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4) Applicable percentage based on (i) Telzuit Technologies, LLC's ownership of shares of Series B Preferred Stock, which participates in dividends and liquidations and votes in amount equal to 12 shares of Common Stock, and (ii) voting control of Common Stock pursuant to the Lallouz Proxy and the Wellikoff Proxy.

(5) Don Sproat owns approximately 8.3% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC.

(6) Lucien Lallouz directly owns 8,721,000 shares of Common Stock. In addition, Omniscent owns 7,613,000 shares of Common Stock.

(7) Michael J. Vosch beneficially owns approximately 24% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC.

(8) James P. Tolan beneficially owns approximately 5.1% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth below, there were no transactions during the last two fiscal years, and there are no proposed transactions, to which the Company was or is to become a party in which any director, executive officer, director nominee, beneficial owner of more than five percent of any class of our stock, or members of their immediate families had, or is to have, a direct or indirect material interest.

     1. On May 6, 2005, the Company entered into a Share Exchange Agreement (the "Share Exchange Agreement) with Telzuit Technologies, LLC, a Florida limited liability company, Telzuit Technologies, Inc., a Florida corporation, Michael J. Vosch, James P. Tolan, Don Sproat, and Chris Phillips, as authorized representative for each of the persons that purchased 10% Convertible Debentures issued by Taylor Madison. Pursuant to the Share Exchange Agreement, the Company acquired all of the issued and outstanding capital stock of Telzuit Technologies, Inc. in exchange for 2,207,723 shares of the Registrants newly created Series B Preferred Stock (the "Telzuit Acquisition"). The Telzuit Acquisition closed on May 6, 2005. Each of Michael J. Vosch,, a director nominee, James P. Tolan, a director nominee, and Don Sproat, the Chief Executive Officer and a director, serve on the Board of Managers and are officers of Telzuit Technologies, LLC. In addition, each of Michael J. Vosch,, James P. Tolan, and Don Sproat have a significant ownership interest in Telzuit Technologies, LLC.

     2. As a condition to closing the transactions contemplated in the Share Exchange Agreement, and effective as of May 6, 2005, (a) the Company assigned the certain Lease Agreement between the Company and Turnbury Plaza LTD for office space at 2875 Northeast 191st Street, Suite 501 and Penthhouse 2, Aventura, Florida 33180 to Taylor Madison Holdings, Inc., (b) the Company assigned MLB License Agreement and the M&D Agreement to Taylor Madison Holdings, Inc. In addition, as a condition to closing the transactions contemplated in the Share Exchange Agreement, and effective as of May 6, 2005, all of the issued and outstanding stock of Taylor Madison Holdings, Inc. was transferred to Lucien Lallouz, a related party, in consideration for cancellation of his employment agreement and satisfaction of other debts owing to Mr. Lallouz, and (c) the Omniscent Loan (as defined below) was satisfied, in full, upon payment of $ 75,000.

     3. In November 2004, the Company entered into a debt conversion agreement ("Debt Conversion Agreement") with Lucien Lallouz, the Company's former Chief Executive Officer and a director; Michael B. Wellikoff, a former director of the Company; and Omniscent Corp., a Florida Corporation, whose president is Sharon Lallouz, the wife of Lucien Lallouz. Under the Debt Conversion Agreement, the parties agreed to convert an aggregate of $629,358 of the Company's debt owed to the parties into an aggregate of 18,241,000 shares of the Company's Common Stock.

     4. Mr. Lallouz and the Company had agreed to purchase and sale of up to $200,000 of the Company's Common Stock at $0.05 per share. Pursuant to this agreement, Mr. Lallouz purchased 1,200,000 shares in exchange for $60,000 of accrued expenses.

     5. In November 2004, the Company assigned their license with Gund, Inc. ("Gund License Agreement") to Omniscent Corp., a related party whose president is Sharon Lallouz, the wife of Lucien Lallouz, in exchange for the assumption of liabilities and obligations arising under the Gund License Agreement.

     6. Omniscent Corp. loaned the Company $165,000, which is an interest free loan due on demand (the "Omniscent Loan"). The Company also sold Omniscent Corp., 305,610 shares of the common stock of the corporation for $50,000 at $.016 per share which was approximately 115% of the closing trading price of the Company's common stock on September 1, 2003.

     7. On February 19, 2003, Watch Junction, Inc. ("Watch") purchased the technology and certain assets of Take to Auction (the "Technology Sale"). Watch Junction was owned 100% by the former President of TTA, Mr. Albert Friedman. Mr. Friedman made a cash payment in the amount of $50,000 and returned 305,610 shares of the Company's Common Stock back to the Company for the licensing rights of the technology and the purchase of certain assets. The Company believes that this transaction was made at fair market value. The returned stock was sold to Omniscent on September 1, 2003.


TELZUIT  TECHNOLOGIES,  LLC  AS  PARENT

     Telzuit Technologies, LLC owns 2,207,723 shares of the Company's Series B Preferred Stock. Upon the occurrence of the Company's proposed 1-for-31 reverse stock-split, each share of Series B Preferred Stock will automatically convert into 12 shares of the Company's Common Stock, on a post-reverse stock-split basis. Prior to the conversion, each share of Series B Preferred Stock participates in dividends and liquidations and votes in an amount equal to 12 shares of the Company's Common Stock. In addition, on May 6, 2005, Lucien Lallouz, the former Chief Executive Officer and a director, granted an irrevocable proxy to Telzuit Technologies, LLC to vote 8,350,000 shares of Common Stock of the Company, and Michael B. Wellikoff, a former director, granted an irrevocable proxy to Telzuit Technologies, LLC to vote 3,478,000 shares of Common Stock of the Company (the "Proxy Shares").

     The Series B Preferred Stock owned by Telzuit Technologies, LLC and the Proxy Shares equal approximately 59% of the issued and outstanding voting capital stock. Don Sproat, the Chief Executive Officer and a director, beneficially owns approximately 8.3% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC, Michael J. Vosch, a director nominee, beneficially owns approximately 24% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC, and James P. Tolan, a director nominee, beneficially owns approximately 5.1% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC.


ARRANGEMENTS  AS  TO  CHANGE  IN  CONTROL

     Pursuant to an Agreement dated May 6, 2005, the Company agreed to effect a 1-for-31 reverse stock split (the "Reverse Stock Split Agreement") upon vote of a majority of its shareholders. Pursuant to the terms of the Reverse Stock Split Agreement, the Certificate of Designations, Preferences, and Rights of the Series B Preferred Stock, the Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock, the Class A Warrants and the Class B Warrants, the Series B Preferred Stock, the Series A Convertible Preferred Stock, and the number of Warrant Shares (as defined in the Class A Warrants and the Class B Warrants) are calculated after completion of the 1-for-31 reverse stock split.

                                 PROPOSAL NO. 2

        1:31 REVERSE STOCK SPLIT  OF ISSUED AND OUTSTANDING COMMON STOCK

     The Company's directors propose a 1-for-31 reverse stock split of the issued and outstanding common stock of the Company.

PURPOSE  OF  EFFECTING  A  REVERSE  STOCK  SPLIT

     The Company and its Board of Directors currently believe it would be in the best interests of the Company and its shareholders to effect a reverse stock split in which all outstanding shares of our common stock would be exchanged at a ratio of one-for-thirty one. If approved, the reverse stock split would reduce the number of issued and outstanding common stock by an exchange ratio of one share for every thirty-one shares currently outstanding.(4) If this Proposal is approved, the total number of authorized shares of common stock would not be correspondingly reduced.

     The Board of Directors believes that it is desirable to have shares of common stock available for possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Board believes that having authorized but unissued shares of common stock available for issuance in the future will allow the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although the issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

EFFECTS  OF  THE  REVERSE  STOCK  SPLIT

     The authorized number of shares of our common stock and the par value of our common stock under the Articles of Incorporation would remain the same following the reverse stock split. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of our common stock.

     The Board of Directors believes that the higher share price that might initially result from the reverse stock split could help generate interest in the Company among investors and thereby assist the Company in raising future capital to fund its operations or make acquisitions. If the Board of Directors does effect the reverse stock split, there can be no assurance that the bid price of the Company's common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse split, that the reverse split will result in a per share price that will increase its ability to attract and retain employees and other service providers, or that the market price of the post-split common stock can be maintained. The market price of the Company's common stock also will be based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the reverse split is effected and the market price of the Company's stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a reverse split.

ADVANTAGES AND DISADVANTAGES OF EFFECTING REVERSE STOCK SPLIT

     There are certain advantages and disadvantages of voting for the reverse stock split. The advantages include:

- The ability to raise capital by issuing common stock in financing transactions.

------------------------------
(4) Pursuant to the terms of the Reverse Stock Split Agreement, the Certificate of Designations, Preferences, and Rights of the Series B Preferred Stock, the Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock, the Class A Warrants and the Class B Warrants, the Series B Preferred Stock, the Series A Convertible Preferred Stock, and the number of Warrant Shares (as defined in the Class A Warrants and the Class B Warrants) are calculated on a post 1-for-31 reverse stock split basis.

- To have shares of common stock available to pursue business expansion opportunities, if any.

The  disadvantages  include:

- Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

- The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EFFECTING THE 1:31 REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK OF THE COMPANY.


                                 PROPOSAL NO. 3

             AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
                             AUTHORIZED COMMON STOCK

     The Company's directors propose an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, from 50,000,000 to 100,000,000 shares of common stock, par value $.001 per share.

PURPOSE  OF  INCREASING  THE  COMPANY'S  AUTHORIZED  SHARES  OF  COMMON  STOCK

     CONVERSION  OR  EXERCISE  OF  DERIVATIVE  SECURITIES

     A portion of the additional common stock authorized will be issued upon conversion of the 2,258,306 shares of Series B Preferred Stock currently outstanding. Upon completion of the Company's proposed 1-for-31 reverse stock-split, each share of Series B Preferred Stock automatically converts into 12 shares of the Company's common stock, on a post-reverse stock-split basis. Approximately 27,099,672 shares of common stock are allocated for such conversion.

     A portion of the additional common stock authorized will be reserved for issuance upon conversion of the shares of Series A Convertible Preferred stock recently authorized by the Board of Directors. Upon the occurrence of certain events specified in the Certificate of Designations, Preferences and Limitations for the Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock converts into common stock at a price of $.60 per share of common stock. Approximately 4,500,000 shares of common stock are allocated for such purpose.

     A portion of the additional common stock authorized will be reserved for issuance upon exercise of the currently outstanding Class A Warrants, Class B Warrants, and Class BD Warrants. Approximately 7,000,000 shares of common stock are allocated for such purpose.

     GENERAL  CORPORATE  PURPOSE

     In addition to the reasons set forth above, the Company's directors believe that it is desirable to have additional shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Company's directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

PREEMPTIVE  RIGHTS

     Pursuant to the Investors Rights Agreement dated on or about June 22, 2005, by and between the Company; Michael J. Vosch, James P. Tolan, Don Sproat, and Carol Sue Feagan, Telzuit Technologies, LLC, and Chris Phillips, as authorized representative for each of the investors, the Company has agreed that if it offers any new securities (including convertible securities) within twelve (12) months after the closing of the offering of its Series A Preferred stock, the Company shall first make an offering of such new securities to each holder of Series A Preferred Stock pursuant to the terms of the Investor Rights Agreement. The holders of any capital stock do not have statutory preemptive rights.

AMENDMENT  OF  ARTICLES  OF  INCORPORATION

     The amendment to the Company's Articles of Incorporation provides for the authorization of 50,000,000 additional shares of the Company's Common Stock. As of July 18, 2005, 30,911,405 shares of the Company's Common Stock were issued and outstanding.

     The amendment to the Company's Articles of Incorporation shall be filed with the Florida Secretary of State so that Article 4 of the Articles of Incorporation shall be changed as follows:

                                    ARTICLE 4
                                    ---------
                                  CAPITAL STOCK
                                  -------------

     The total number of shares of stock the Corporation shall have authority to issue is (i) 100,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").


ADVANTAGES AND DISADVANTAGES OF INCREASING AUTHORIZED SHARES

     There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

- The ability to raise capital by issuing capital stock under the transaction described above or other financing transactions.

- To have shares of common stock available to pursue business expansion opportunities, if any.

The  disadvantages  include:

- Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

- The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

                                 PROPOSAL NO. 4

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

     The Company's directors propose an amendment to the Company's Articles of Incorporation to change the name of the Company to Telzuit Medical Technologies, Inc.

GENERAL

     The Board of Directors approved a proposal to amend the Company's Articles of Incorporation to change the Company's Name to Telzuit Medical Technologies, Inc. The Board further decreed that the proposal be submitted to the shareholders with the recommendation that the amendment be approved. If Proposal No. 4 is approved, the Company's corporate name will be Telzuit Medical Technologies, Inc.

PURPOSE  OF  CHANGING  THE  COMPANY'S  NAME

     The Board of Directors has proposed the articles of amendment to change the Company's corporate name because it believes the new name is more synonymous with the Company's current operations.

AMENDMENT  OF  ARTICLES  OF  INCORPORATION

     The amendment to the Articles of Incorporation must be approved by a plurality of the votes cast at the Annual Meeting.

     The amendment to the Company's Articles of Incorporation shall be filed with the Florida Secretary of State so that Article 1 of the Articles of Incorporation shall be changed as follows:

                                    ARTICLE1
                                    --------
                                      NAME
                                      ----

     The name of the corporation (the "Corporation") is: TELZUIT MEDICAL TECHNOLOGIES, INC.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION CHANGING THE COMPANY'S NAME TO TELZUIT MEDICAL TECHNOLOGIES, INC.


OTHER  MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others.

INTEREST  OF  CERTAIN  PERSONS  IN  OR  OPPOSITION  TO  MATTERS TO BE ACTED UPON

     (a) Except as set forth below, no officer, director or director nominee of the Company has any substantial interest, direct or indirect, in the matters to be acted upon, other than his role as an officer or director of the Company.

     Upon completion of the 1-for-31 reverse stock split, 2,207,723 shares of the Company's Series B Preferred Stock owned by Telzuit Technologies, LLC will be converted into 26,492,676 shares of the common stock of the Company. Don Sproat owns approximately 8.3% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC, Michael Vosch owns approximately 24% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC, and James Tolan owns approximately 5.1% of the issued and outstanding voting membership interests of Telzuit Technologies, LLC.

     (b) No director of the Company has informed the Company that he intends to oppose any action taken by the Company set forth in this information statement.


PROPOSALS  BY  SECURITY  HOLDERS

     No security holder has requested the Company to include any proposals in this information statement.


COMPANY  CONTACT  INFORMATION

     Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 5422 Carrier Drive, Orlando, Florida 32819; or by calling the Company at (407) 354-1222 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

All inquires regarding our Company should be addressed to our Company's principal executive office:

                              TAYLOR MADISON CORP.
                               5422 Carrier Drive
                                    Suite 306
                             Orlando, Florida 32819
                                 (407) 354-1222
                 Attention: Don Sproat, Chief Executive Officer

                       BY ORDER OF THE BOARD OF DIRECTORS

/S/ DON SPROAT
--------------
DON SPROAT
PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
ORLANDO, FLORIDA
JULY 7, 2005